EXHIBIT 5.1

TENENBAUM & KREYE LLP

ATTORNEYS AT LAW

PLAZA TOWER ONE, SUITE 2025
6400 S. FIDDLER'S GREEN CIRCLE
ENGLEWOOD, COLORADO 80111
PH: (720) 529-0900
FX: (720) 529-9003

May 20, 2004

Board of Directors
Global Med Technologies, Inc.
12600 West Colfax, Suite C-420
Lakewood, Colorado 80215

Re: Global Med Technologies, Inc. - Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Global Med Technologies, Inc., a Colorado corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of an aggregate of 5,000,000 shares (the “Shares”) of common stock, $.01 par value (“Common Stock”), reserved for issuance under the Company’s 2003 Stock Option Plan (the “2003 Plan”).

     This opinion is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the “Accord”) of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, in addition to the qualifications, exceptions and limitations specifically set forth herein and this opinion should be read in conjunction therewith. In the event of any inconsistency between the qualification, exception and limitations of the Accord and those specifically set forth herein, the more restrictive qualifications, exceptions and limitations shall control.

     In rendering this opinion, we have reviewed, without independent verification: (i) the Registration Statement and exhibits thereto; (ii) a copy of the Company’s articles of incorporation and bylaws, each as amended to date; (iii) certain records of the Company’s corporate proceedings as reflected in its minute book; and, (iv) such statutes, records and other documents as we have deemed relevant. We also have assumed without investigation: (i) the genuineness of all signatures; (ii) the authenticity of documents submitted to us as originals; (iii) the authenticity and conformity to original documents of documents submitted to us as copies of original documents, and, (iv) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that when and if: (i) the Registration Statement has become effective; (ii) the Company’s Board of Directors duly approve the issuance of the Shares; (iii) the Shares have been issued and sold for the consideration contemplated by and in accordance with the provisions and requirements of the 2003 Plan and the Registration Statement (provided that at least par value is paid for the Shares); and (iv) the applicable provisions and requirements of the Securities Act and all such other applicable laws and governing documents, have been complied with, the Shares of Common Stock reserved for issuance under the Company’s 2003 Plan will be legally issued, fully paid and non-assessable, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors’ rights generally. This opinion does not cover any matters related to any re-offer or re-sale of the Shares, once issued pursuant to the 2003 Plan as described in the Registration Statement.

     Regardless of the jurisdictions in which members of this firm are licensed to practice, the foregoing opinion is limited in all respects to the present corporate laws of the State of Colorado (“Applicable Law”), and does not extend to the securities or Blue-Sky laws of Colorado, conflict of law rules, the federal securities and other laws of the United States, the laws of any other state or jurisdiction, or the rules and regulations of stock exchanges or any other regulatory body. Applicable Law includes only the corporate laws of the State of Colorado that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the 2003 Plan and does not include laws and legal issues of the type described in Section 19 of the Accord. This opinion is based upon our knowledge of the law and facts as of this date. We assume no duty or obligation to communicate to you with respect to any matter that comes to our attention hereafter or to revise or supplement this opinion letter should the Applicable Law change after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. However, in giving such consent we do not (i) consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission thereunder, with respect to the registration statement, or with respect to this opinion, as an exhibit or otherwise, or (ii) admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. This opinion, any copies hereof or any extract herefrom may not be published, relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

Very truly yours, /s/ Tenenbaum & Kreye LLP